Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Boomerang Systems, Inc.

30B Vreeland Road

Florham Park, New Jersey 07932

We hereby consent to the incorporation by reference in this Registration Statement of our report dated January 11, 2013, relating to the consolidated financial statement of Boomerang Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal years ended September 30, 2012 and 2011.

/s/ Liebman Goldberg & Hymowitz, LLP

Garden City, New York

March 13, 2013